UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Governing New Term Loan Facility

On March 22, 2024 (the “Closing Date”), Clear Channel International B.V., a Dutch private company with limited liability (“CCIBV”), an indirect, wholly owned subsidiary of Clear Channel Outdoor Holdings, Inc. (the “Company”) entered into a credit agreement (the “CCIBV Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”), and J.P. Morgan SE, as lead arranger and bookrunner. The CCIBV Credit Agreement governs CCIBV’s new term loan facility (as described below) (the “CCIBV Term Loan Facility” and the term loans incurred thereunder, the “Term Loans”).

Size and Availability

The CCIBV Term Loan Facility is comprised of two tranches of Term Loans totaling an aggregate principal amount of $375.0 million: (1) a “fixed rate” tranche of Term Loans in an aggregate principal amount of $300.0 million (the “Fixed Rate Term Loan Tranche”); and (2) a “floating rate” tranche of Term Loans in an aggregate principal amount of $75.0 million (the “Floating Rate Term Loan Tranche”). The Term Loans were used to redeem all of the Existing CCIBV Notes (as described below) and to pay certain related transaction fees and expenses.

Maturity, Interest Rate and Prepayments

The CCIBV Term Loan Facility matures on April 1, 2027 (the “Maturity Date”) and bears interest (1) at a fixed rate of 7.5% per annum, payable semi-annually in arrears on April 1 and October 1 of each year for the Fixed Rate Term Loan Tranche and (2) at a floating rate equal to the benchmark rate “Term SOFR” plus 2.25% per annum (subject to a floor rate of 5.25% per annum), payable at (as elected by the Borrower from time to time) one-, three- or six- month intervals, effective April 1, 2024 for the Floating Rate Term Loan Tranche. The CCIBV Term Loan Facility has no scheduled amortization payments prior to the Maturity Date.

The CCIBV Credit Agreement (1) requires CCIBV to make certain mandatory prepayments, subject to certain requirements and exceptions, and (2) permits CCIBV to make voluntary prepayments at its discretion. The Fixed Rate Term Loan Tranche and the Floating Rate Term Loan Tranche will participate in any voluntary or mandatory repayments or prepayments on a pro rata basis. Prior to the first anniversary of the Closing Date, principal payments in respect of the Term Loans will be subject to a customary make-whole premium based on the yield on U.S. Treasury notes with a maturity closest to the first anniversary of the Closing Date plus 50 basis points. Thereafter, principal payments in respect of the Term Loans will be subject to a premium equal to (x) 2.00% on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, (y) 1.00% on and after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date and (z) 0.00% thereafter. Notwithstanding the foregoing, (1) any principal payments in respect of the Term Loans made in connection with a “change of control” (or a sale of all or substantially all assets) or a similar transformative transaction and (2) any prepayment, whether voluntary or mandatory, made in connection with certain asset sales, in each case, may be prepaid at par and shall not be subject to any premium.

Guarantees and Security

The CCIBV Term Loan Facility will be guaranteed by certain of CCIBV’s existing and future subsidiaries (collectively, the “Guarantors”) no later than 120 days from the Closing Date, subject to extension as permitted in accordance with the CCIBV Credit Agreement. The Company will not guarantee or otherwise assume any liability under the CCIBV Term Loan Facility. As of the Closing Date, the contemplated Guarantors are all organized under the laws of a jurisdiction outside of the United States.

The CCIBV Term Loan Facility and certain of the guarantees (the “Secured Guarantees”) will be secured, no later than 120 days from the Closing Date, subject to extension as permitted in accordance with the CCIBV Credit Agreement, by security interests in, and pledges over, certain assets and property (including, without limitation, (i) capital stock, (ii) material bank accounts and (iii) intercompany receivables) of or in CCIBV and the Guarantors (the “Security Interests”), in each case subject to certain agreed security principles, permitted liens and other customary exceptions and qualifications. The CCIBV Term Loan Facility is or will be a senior secured obligation that ranks, in right of payment, pari passu to all unsubordinated indebtedness of CCIBV and senior to all subordinated indebtedness of CCIBV and is or will rank, in right of security, senior to all unsecured and junior lien indebtedness of CCIBV to the extent of the value of the assets that constitute collateral after giving effect to the Security Interests and the Secured Guarantees. The Secured Guarantees of the CCIBV Term Loan Facility is or will be a senior obligation that ranks, in right of payment, pari passu to all unsubordinated indebtedness of the Guarantors and is or will be senior to all subordinated indebtedness of the Guarantors and rank, in right of security, senior to all unsecured and junior lien indebtedness of the Guarantors to the extent of the value of the assets that constitute collateral. The remaining guarantees of the CCIBV Term Loan Facility are or will be unsecured senior obligations that rank, in right of payment, pari passu to all unsubordinated indebtedness of the Guarantors and senior to all subordinated indebtedness of the Guarantors and rank, in right of security, junior to all secured indebtedness of the Guarantors to the extent of the value of the assets securing such indebtedness and pari passu to all unsecured indebtedness of the Guarantors.

Certain Covenants and Events of Default

The CCIBV Credit Agreement contains covenants that limit CCIBV’s ability and the ability of its restricted subsidiaries to, among other things (but subject to certain exceptions): (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) transfer or sell assets; (iv) create liens on assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or effect other fundamental changes CCIBV’s assets. The CCIBV Credit Agreement does not include a financial covenant. The CCIBV Credit Agreement also includes certain customary affirmative covenants (including financial reporting and notice obligations and requirements to grant and provide guarantees and securities interest in respect of property and assets acquired from time to time after the Closing Date).

The CCIBV Credit Agreement provides an enumerated list of events of default, including, without limitation, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments and a change of control. If an event of default occurs, the Agent, for and on behalf of the lenders, under the CCIBV Credit Agreement will be entitled to exercise remedial rights and powers and take various actions (including, without limitation, (1) the acceleration of all amounts due under the CCIBV Term Loan Facility, (2) the application of default rate interest, (3) the exercise of powers of attorney, voting proxies and other similar rights, (4) the foreclosure and sale of property and assets and (5) all other actions permitted to be taken by a secured creditor).

The CCIBV Credit Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the CCIBV Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement

Redemption of 6.625% Senior Secured Notes due 2025

On March 12, 2024, CCIBV delivered a conditional notice of redemption, calling all of its outstanding 6.625% senior secured notes due 2025 with an aggregate principal amount of $375.0 million (the “Existing CCIBV Notes”) for redemption on March 22, 2024 (the “Redemption Date”). The redemption was conditioned on the entry into the CCIBV Credit Agreement. Upon entry into the CCIBV Credit Agreement, the Company caused to be deposited with U.S. Bank National Association, as trustee for the Existing CCIBV Notes (the “Trustee”), an amount, which included the proceeds from the CCIBV Term Loan Facility, sufficient to pay the principal amount outstanding, plus accrued and unpaid interest on the Existing CCIBV Notes to, but not including, the Redemption Date. CCIBV then irrevocably instructed U.S. Bank National Association to apply the deposited funds to the full payment of the Existing CCIBV Notes on the Redemption Date. The Trustee acknowledged receipt of the full aggregate principal amount outstanding of CCIBV Notes. As a result of the redemption of the Existing CCIBV Notes, CCIBV and the respective guarantors of the Existing CCIBV Notes have been released from their remaining obligations under the indentures governing such notes and the indentures generally ceased to be of further effect.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance-Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On March 25, 2024, the Company issued a press release announcing the entry into and the closing of the CCIBV Term Loan Facility.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	CCIBV Credit Agreement, dated as of March 22, 2024, among Clear Channel International B.V., the other loan parties thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and J.P. Morgan SE, as lead arranger and bookrunner

99.1	Press Release issued by Clear Channel Outdoor Holdings, Inc. on March 25, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: March 25, 2024	By:	/s/ Lynn A. Feldman
	Name:	Lynn A. Feldman
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary